Exhibit 99.1

KIDPIK Reports Fourth Quarter and Full Year 2022 Financial Results

NEW YORK—Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the fourth quarter and fiscal year 2022 ended December 31, 2022.

Fourth Quarter 2022 Highlights:

●	Revenue, net: was $4.7 million, a year over year decrease of 10.0%
●	Gross margin: was 58.9%, a year over year increase of 20 basis points from 58.7% in the fourth quarter of 2021
●	Shipped items: were 374,000 items, compared to 477,000 shipped items in the fourth quarter of 2021
●	Average shipment keep rate: decreased to 67.6%, compared to 70.8% in the fourth quarter of 2021
●	Net Loss: was $1.8 million or $0.23 loss per share
●	Adjusted EBITDA: was a loss of $1.5

Full Year 2022 Financial Highlights:

●	Revenue, net: was $16.5 million, a year over year decrease of 24.5%
●	Gross margin: was 59.9%, a year over year increase of 40 basis points from 59.5% in 2021
●	Shipped items: were 1.5 million items, compared to 2.2 million shipped items in 2021
●	Average shipment keep rate: decreased to 68.3% compared to 69.0% last year
●	Net Loss: was $7.6 million, or $0.99 loss per share
●	Adjusted EBITDA: was a loss of $6.1 million

“Our fourth quarter revenue was $4.7 million, up by 30.6% Q/Q while keeping our operating expenses down, resulting in a Q/Q reduction in net loss by 26.4%, in what continues to be a very challenging macro environment. During the fourth quarter, we began selling the Kidpik brand on Walmart.com and recently became a “trusted partner,” said Ezra Dabah, CEO, KIDPIK.

“We remain focused on increasing subscription box sales by acquiring new customers through performance-based digital channels, including content marketing and social media. Our goal is to reduce cash burn and extend our operating runway, mainly by limiting new inventory purchases, which we believe will support our cash flow needs in the short term. Our complimentary styling service, which offers personalized children’s outfits at affordable prices through a convenient shopping experience, continues to resonate with customers,” concluded Dabah.

Q4 Fiscal 2022 Summary

($ in thousands, except earnings per share)	Q4 FY22	Q3 FY22	Q4 FY21	Q/Q	Y/Y
Revenue	$4,744	$3,633	$5,272	Up 30.6%	Down 10%
Gross margin	58.9%	60.3%	58.7%	Down 1.4 pts	Up 0.2 pts
Operating expenses	$4,560	$4,608	$4,824	Down 1.0%	Down 5.5%
Operating loss	$(1,767)	$(2,416)	$(1,730)	Down 26.9%	Up 2.1%
Net loss	$(1,794)	$(2,438)	$(1,857)	Down 26.4%	Down 3.4%
Net loss per share	$(0.23)	$(0.32)	$(0.28)	Down 28.1%	Down 17.9%

Revenue by Channel

	13 weeks ended December 31, 2022	13 weeks ended January 1, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$3,534,962	$4,263,840	(728,878)	(17.1)%
3rd party websites sales	593,446	729,070	(135,624)	(18.6)%
Online website sales	615,444	279,029	336,415	120.6%
Total revenue	$4,743,852	$5,271,939	$(528,087)	(10.0)%

	52 weeks ended December 31, 2022	52 weeks ended January 1, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$12,861,293	$18,427,057	$(5,565,764)	(30.2)%
3rd party websites sales	2,170,858	2,622,884	(452,026)	(17.2)%
Online website sales	1,445,833	784,577	661,256	84.3%
Total revenue	$16,477,984	$21,834,518	$(5,356,534)	(24.5)%

Subscription Boxes Revenue

	13 weeks ended December 31, 2022	13 weeks ended January 1, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$2,934,645	$4,091,031	$(1,156,386)	(28.3)%
New subscriptions - first box	600,317	172,809	427,508	247.4%
Total Subscription boxes revenue	$3,534,962	$4,263,840	$(728,878)	(17.1)%

	52 weeks ended December 31, 2022	52 weeks ended January 1, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$11,007,517	$15,565,533	$(4,558,016)	(29.3)%
New subscriptions - first box	1,853,776	2,861,524	(1,007,748)	(35.2)%
Total Subscription boxes revenue	$12,861,293	$18,427,057	$(5,565,764)	(30.2)%

Revenue by Product Line

	13 weeks ended December 31, 2022	13 weeks ended January 1, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$3,499,888	$4,016,285	$(516,397)	(12.9)%
Boys’ apparel	988,939	1,011,104	(22,165)	(2.2)%
Toddlers’ apparel	255,026	244,550	10,476	4.3%
Total revenue	$4,743,853	$5,271,939	$(528,086)	(10.0)%

	52 weeks ended December 31, 2022	52 weeks ended January 1, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$12,211,914	$16,663,366	$16,663,366)	(26.7)%
Boys’ apparel	3,437,117	4,352,523	4,352,523)	(21.0)%
Toddlers’ apparel	828,953	818,629	818,629	1.3%
Total revenue	$16,477,984	$21,834,518	$21,834,518)	(24.5)%

Balance Sheet and Cash Flow

●	Cash at the end of the fourth quarter totaled $0.6 million compared to $8.4 million last year.
●	Net cash used in operating activities decreased to $6.7 million in 2022, compared to $11.0 million of cash used in operating activities in 2021.
●	As of December 31, 2022, we had $14.6 million in total current assets, $6.3 million in total current liabilities and a working capital of $8.3 million.

Kidpik Corp.

Statements of Operations

Years Ended December 31, 2022 and January 1, 2022

	For the 13 weeks ended		For the 52 weeks ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenues, net	$4,743,852	$5,271,939	$16,477,984	$21,834,518

Cost of goods sold	1,950,455	2,177,872	6,600,007	8,836,884

Gross profit	2,793,397	3,094,067	9,877,977	12,997,634

Operating expenses
Shipping and handling	1,201,517	1,543,942	4,334,928	6,087,283
Payroll, related costs and non-cash stock-based compensation	1,139,224	1,304,611	5,276,719	4,258,604
General and administrative	2,211,759	1,969,936	8,061,825	8,288,119
Depreciation and amortization	7,925	5,559	27,914	26,914
Total operating expenses	4,560,425	4,824,048	17,701,386	18,660,920
Operating loss	(1,767,028)	(1,729,981)	(7,823,409)	(5,663,286)
Other (income) expenses
Interest expense	27,162	127,508	78,646	711,974
Other income	-	-	(286,794)	(429,045)
Total other (income) expenses	27,162	127,508	(208,148)	282,929

Loss before provision for income taxes	(1,794,190)	(1,857,489)	(7,615,261)	(5,946,215)

Provision for income taxes	-	-	-	1,332

Net loss	$(1,794,190)	$(1,857,489)	$(7,615,261)	$(5,947,547)

Net loss per share attributable to common stockholders:
Basic	$(0.23)	$(0.28)	$(0.99)	$(1.05)
Diluted	$(0.23)	$(0.28)	$(0.99)	$(1.05)

Weighted average common shares outstanding:
Basic	7,688,194	6,700,187	7,662,486	5,648,344
Diluted	7,688,194	6,700,187	7,662,486	5,648,344

Kidpik Corp.

Balance Sheets

December 31, 2022 and January 1, 2022

	2022	2021
Assets
Current assets
Cash	$600,595	$8,415,797
Restricted cash	4,618	4,703
Accounts receivable	336,468	342,274
Inventory	12,625,948	11,618,597
Prepaid expenses and other current assets	1,043,095	1,726,516
Total current assets	14,610,724	22,107,887

Leasehold improvements and equipment, net	67,957	46,968
Operating lease right-of-use assets	1,469,665	-
Total assets	$16,148,346	$22,154,855

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,153,389	$2,560,361
Accounts payable, related party	1,107,665	913,708
Accrued expenses and other current liabilities	587,112	800,972
Advance payable	-	932,155
Operating lease liabilities	438,957	-
Short-term debt, related party	2,050,000	2,200,000
Total current liabilities	6,337,123	7,407,196

Operating lease liabilities, net of current portion	1,061,469	-
Total liabilities	7,398,592	7,407,196

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of December 31, 2022 and January 1, 2022, respectively	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 7,688,194 and 7,617,834 shares are issued and outstanding as of December 31, 2022 and January 1, 2022, respectively	7,688	7,618
Additional paid-in capital	50,276,511	48,659,225
Accumulated deficit	(41,534,445)	(33,919,184)
Total stockholders’ equity	8,749,754	14,747,659
Total liabilities and stockholders’ equity	$16,148,346	$22,154,855

Kidpik Corp.

Statements of Cash Flows

Years Ended December 31, 2022 and January 1, 2022

	2022	2021
Cash flows from operating activities
Net loss	$(7,615,261)	$(5,947,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,914	26,914
Amortization of debt issuance costs	-	58,397
Forgiveness of loan payable	-	(442,352)
Equity-based compensation	1,651,048	328,515
Bad debt expense	742,037	783,979
Changes in operating assets and liabilities:
Accounts receivable	(736,231)	(805,807)
Inventory	(1,007,351)	(4,138,525)
Prepaid expenses and other current assets	683,421	(903,937)
Operating lease right-of-use assets and liabilities	30,761-
Accounts payable	(406,972)	(601,264)
Accounts payable, related parties	193,957	313,897
Accrued expenses and other current liabilities	(213,860)	311,862
Net cash flows used in operating activities	(6,650,537)	(11,015,868)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(48,903)	(45,394)
Net cash used in investing activities	(48,903)	(45,394)

Cash flows from financing activities
Proceeds from issuance of long-term debt from related party	-	2,000,000
Net repayment to line of credit	-	(2,090,515)
Net proceeds (repayments) from loan related party	(150,000)	2,200,000
Net proceeds (repayments) from advance payable	(932,155)	103,125
Cash used to settle net share equity awards	(33,692)	-
Receipts of initial public offering, net of offering costs	-	16,083,856
Proceeds from issuance of common stock	-	500,000
Net cash (used in) provided by financing activities	(1,115,847)	18,796,466
Net (decrease) increase in cash and restricted cash	(7,815,287)	7,735,204

Cash and restricted cash, beginning of year	8,420,500	685,296
Cash and restricted cash, end of year	$605,213	$8,420,500

Supplemental disclosure of cash flow data:
Interest paid	$38,607	$573,618
Taxes paid	$-	$1,332

Supplemental disclosure of noncash investing and financing activities:
Record right-of use asset and operating lease liabilities	1,857,925-
Conversion of shareholder debt	$-	$2,000,000

RESULTS OF OPERATIONS

The Company’s revenue, net is disaggregated based on the following categories:

	For the 13 weeks ended		For the 52 weeks ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Subscription boxes	$3,534,962	$4,263,840	$12,861,293	$18,427,057
3rd party websites sales	593,446	729,070	2,170,858	2,622,884
Online website sales	615,444	279,029	1,445,833	784,577
Total revenue	$4,743,852	$5,271,939	$16,477,984	$21,834,518

Gross Margin

Gross profit is equal to our net sales (revenues, net) less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, defective merchandise returned from customers, receiving costs, inventory write-offs, and other miscellaneous shrinkage.

	For the 13 weeks ended		For the 52 weeks ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

Gross Margin	58.9%	58.7%	59.9%	59.5%

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended		For the 52 weeks ended
	(In thousands)		(In thousands)
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

Shipped Items	374	477	1,457	2,157

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 52 weeks ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

Average Shipment Keep Rate	67.6%	70.8%	68.3%	69.0%

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measure, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Adjusted EBITDA

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity-based compensation expense. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks ended		For the 52 weeks ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net loss	$(1,794,190)	$(1,857,489)	$(7,615,261)	$(5,947,547)
Add (deduct)
Interest expense	27,162	127,508	78,646	711,974
Other income	-	-	(286,794)	(429,045
Provision for income taxes	-	-	-	1,332
Depreciation and amortization	7,925	5,559	27,914	26,914
Equity based compensation	295,980	328,515	1,651,048	328,515

Adjusted EBITDA	$(1,463,123)	$(1,395,907)	$(6,144,447)	$(5,307,857)

Earnings Call Information:

On Monday, April 3, 2023 at 4:30pm ET, the company will host a live teleconference call that is accessible over the internet at the company’s website, https://investor.kidpik.com and additionally by dialing 1-833-816-1388 or 1-412-317-0481 for international callers.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing 1-844-512-2921, or 1-412-317-6671, internationally, with the Replay Pin Number: 10177169. The replay will be available until April 10, 2023.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the federal securities laws, including The Private Securities Litigation Reform Act of 1995, which provide a safe-harbor for forward-looking statements. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of such laws, and are subject to the safe harbor created by such applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of KIDPIK to be materially different than those expressed or implied in such statements. The forward-looking statements may include projections and estimates of KIDPIK’s corporate strategies, future operations and plans, including the costs thereof. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including our history of losses, our ability to achieve profitability, our potential need for additional funding and the availability and terms of such funding; our ability to execute our growth strategy and scale our operations and risks associated with such growth, our ability to maintain current members and customers and grow our members and customers; risks associated with the effect of the COVID-19 pandemic, and governmental responses thereto on our operations, those of our vendors, our customers and members and the economy in general; risks associated with our supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise, increased costs of raw materials, products and shipping costs due to inflation, disruptions at our warehouse facility and/or of our data or information services, issues affecting our shipping providers, and disruptions to the internet, any of which may have a material adverse effect on our operations; risks that effect our ability to successfully market our products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen our brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of our relationships with key vendors; significant product returns from customers, excess inventory and our ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; our ability to innovate, expand our offerings and compete against competitors which may have greater resources; certain anti-dilutive, drag-along and tag-along rights which may be deemed to be held by a former minority stockholder; our significant reliance on related party transactions and loans; the fact that our Chief Executive Officer has majority voting control over the Company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, the amount or accuracy of internet user information would decrease, which could harm our business and operating results; our ability to comply with the covenants of our loan and lending agreements and future loan covenants, and the fact that our lending facilities are secured by substantially all of our assets; our ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; our ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, our ability to comply with such new laws or regulations, changes in tax rates; our reliance and retention of our current management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that we have a limited operating history; the effect of future acquisitions on our operations and expenses; our significant indebtedness; and others that are included from time to time in filings made by KIDPIK with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on KIDPIK’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. KIDPIK cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws and take no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Investor Relations Contact:
ir@kidpik.com
Media:
press@kidpik.com